Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE B December 18, 2006 (4:00 p.m. Central Time)
FIRST MCMINNVILLE CORPORATION
200 EAST MAIN STREET
MCMINNVILLE, TENNESSEE 37110
Contact: Charles C. Jacobs, Chairman and Chief Executive Officer
FIRST MCMINNVILLE CORPORATION, MCMINNVILLE, TENNESSEE,
ANNOUNCES DIVIDEND
First McMinnville Corporation has announced a dividend equal to $1.32 per share payable to shareholders of record on December 26, 2006. This dividend is expected to be paid on January 3, 2007. This dividend is in addition to the dividend of $.43 per share declared and paid earlier in 2006.
First McMinnville Corporation is a parent company of First National Bank of McMinnville, a national banking association with offices located throughout Warren County, Tennessee. First National Bank offers a full range of banking and financial services to its Customers in Warren and surrounding counties in Southern Middle Tennessee. First National Bank is celebrating its 122 years of service, having been founded in 1874. First National Bank of McMinnville’s Main Office is located at 200 East Main Street, McMinnville, Tennessee, telephone (931) 474-4402; www.fnbmt.com.
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